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                                                                   EXHIBIT 3.47

                            CERTIFICATE OF AMENDMENT
                                       OF
                            CERTIFICATE OF FORMATION
                                       OF
                          TGIA ACQUISTION COMPANY, LLC


                     PURSUANT TO SECTION 202 OF THE DELAWARE
                          LIMITED LIABILITY COMPANY ACT

         TGIA Acquisition Company, LLC, a limited liability company organized under and by virtue of the Limited Liability Company Act of the State of Delaware (the "COMPANY"), hereby certifies as follows:

         1. The name of the limited liability company is TGIA Acquisition Company, LLC; and

         2. Article FIRST of the Certificate of Formation of the Company is hereby amended and restated to read in its entirety as follows:

                  "FIRST. The name of the limited liability company formed hereby is National Association of Independent Truckers, LLC."

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation as of April 12, 2002.






                                              /s/ Yael Lustmann
                                             -----------------------------------
                                             Yael Lustmann
                                             Authorized Person